Exhibit 99.1

TRIANGLE PETROLEUM PROVIDES FINANCIAL RESULTS AND OPERATIONAL UPDATE FOR ALL BUSINESS SEGMENTS FOR SECOND QUARTER FISCAL 2014

DENVER, Colorado, September 9, 2013 — Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE MKT: TPLM) today provides an operational update and reports its second quarter fiscal 2014 results for the three-month period ended July 31, 2013 (“Q2 fiscal 2014”).

Second Quarter Highlights for Fiscal Year 2014 (ended July 31, 2013)

•                  Increased quarterly sales volumes to 394 Mboe (+277% y/y, 4,287 Boepd) as compared to 105 Mboe (1,138 Boepd) in the same period in Q2 fiscal 2013

•                  Increased consolidated sales to $50.4 million (+391% y/y) as compared to $10.3 million in the same period in Q2 fiscal 2013

•                  Increased consolidated Adjusted Net Income to $10.6 million, or $0.19 Adjusted EPS as compared to -$1.0 million or -$0.02 Adjusted EPS in the same period in Q2 fiscal 2013

Segment Financial Results

Q2 fiscal 2014 stand-alone revenue and Adjusted-EBITDA (reference accompanying “Reconciliation Tables” as well as “Use of Segment Information and Non-GAAP Measures” disclosures at end of press release)

Q2 FY2014	Revenue	q/q % Change	Adj.-EBITDA	q/q % Change
E&P	$34.6	64%	$24.7	66%
RockPile	$44.3	65%	$11.5	98%
Caliber	$1.1	21%	$0.7	17%
Total	$80.0	64%	$36.9	73%

*Dollars in U.S. millions

*E&P Adjusted-EBITDA does not include TPC (parent company) other revenues and expenses

*Caliber revenue and Adjusted-EBITDA represents Triangle’s 30% ownership share of the partnership

Operational Update

•                  E&P generated approximately $34.6 million (+358% y/y) of stand-alone revenue in Q2 fiscal 2014 as compared to $7.6 million in the same period in Q2 fiscal 2013

•                  E&P current production of approximately 6,500 Boepd net sold volumes based on a 21-day average, including recently acquired properties

•                  Currently 58% of operated producing wells hooked up to gas sales, as compared to 0% at the end of Q1 fiscal 2014; targeting gas sales on all operated wells by Q4 fiscal 2014

•                  Drilled and completed eight gross (5.2 net) operated wells and 22 gross (1.4 net) non-operated wells in Q2 fiscal 2014 with a three-rig operated program

•                  $68.6 million operated and non-operated drilling and completion capex

•                  $10.2 million RPES and other services consolidated elimination and $1.3 million CLBR intracompany elimination results in a total of $11.5 million reduction in oil and natural gas property expenditures

•                  RockPile Energy Services (“RPES”) generated approximately $44.3 million (+445% y/y) of stand-alone revenue in Q2 fiscal 2014 (approximately $15.8 million of consolidated revenue) as compared to $8.1 million in Q2 fiscal 2013 (approximately $2.6 million of consolidated revenue)

•                  Completed eight Triangle operated wells and 10 third-party wells (507 total stages) in Q2 fiscal 2014

•                  Backlog of approximately 14 wells, including six for third-party operators, at end of Q2 fiscal 2014

•                  $10.2 million RPES and other services consolidated elimination results in $10.2 million reduction in oil and natural gas property expenditures for the quarter ($15.7 million reduction YTD)

•                  Launched RockPile’s Pump Rental Services division (Pressure Pumping Services and Pressure Testing Services) and Cased-Hole Wireline Services division

•                  Ordered two additional pump units for Pressure Pumping Services

•                  Ordered one additional Cased-Hole Wireline unit for second spread

•                  Requires no additional capital from parent

•                  Caliber Midstream (“CLBR”) generated $3.7 million (+21% q/q) in stand-alone revenue in Q2 fiscal 2014 as compared to $3.1 million in Q1 fiscal 2014

•                  Successfully delivered fresh water to eight Triangle fracs during Q2 fiscal 2014

•                  Allowed Triangle to remove truck congestion on pads, improve safety conditions and effectively mitigate weather constraints on completion jobs

•                  $1.3 million CLBR consolidated elimination results in $1.3 million reduction in oil and natural gas property expenditures for the quarter

Q2 Fiscal 2014 Segment Income and Elimination (in thousands)

	Exploration and Production	RockPile’s Pressure Pumping and Other Services	Corporate and Other(a)	Eliminations and Other		Consolidated Total
Revenues
Oil and natural gas sales	$34,639	$—	$—	$—		$34,639
Pressure pumping services for third parties	—	16,972	—	(1,382)		15,590
Intersegment revenues	—	27,148	—	(27,148)		—
Other	—	165	272	(272)		165
Total revenues	34,639	44,285	272	(28,802)		50,394

Costs and Expenses
Prod. taxes, LOE, and other expenses	6,827	—	—	—		6,827
Depletion, depreciation and amortization	10,111	1,600	135	(928)		10,918
Pressure pumping	—	30,370	—	(17,678)		12,692
General and administrative	1,816	2,545	2,519	—		6,880
Total operating expenses	18,754	34,515	2,654	(18,606)		37,317

Income (loss) from operations	15,885	9,770	(2,382)	(10,196	)(b)	13,077
Other income (expense)	(4,193)	(216)	(576)	(1,293	)(c)	(6,278)
Net income (loss) before income taxes	$11,692	$9,554	$(2,958)	$(11,489)		$6,799

(a) Corporate and Other includes our corporate office and several subsidiaries that management does not consider in the exploration and production or pressure pumping segments.  These subsidiaries have limited activity.

(b) $10.2 million RPES and other services consolidated elimination results in a $10.2 million reduction in oil and natural gas property expenditures.

(c) $1.3 million CLBR intracompany elimination results in a $1.3 million reduction in oil and natural gas property expenditures.

*Reference Note 3 — Segment Reporting in our Q2 fiscal 2014 Form 10-Q for additional details.

Q2 Fiscal 2014 Summary Consolidated Statement of Operations (in thousands)

	Three Months Ended July 31,
	2013	2012
Revenues
Total revenues	$50,394	$10,258
Costs and Expenses
Oil and gas operating expenses (incl. production taxes)	6,818	1,084
Pressure-pumping operating expenses(a)	12,692	1,845
Depreciation and amortization	10,918	2,997
Corporate and Other stock-based compensation	1,092	729
E&P stock-based compensation	247	704
RPES stock-based compensation	99	—
Corporate and Other cash G&A expenses	1,427	626
E&P cash G&A expenses	1,569	1,174
RPES cash G&A expenses	2,446	2,277
Accretion of asset retirement obligations	9	84
Total operating expenses	37,317	11,520

Operating Income (Loss)	13,077	(1,262)

Loss from derivative activities	(4,399)	—
Interest expense	(1,969)	(32)
Loss from equity investment	(596)	—
Interest income	43	85
Other income	643	—
Other Income (Expense)	(6,278)	53

Net Income (Loss) Before Income Taxes	6,799	(1,209)
Income tax provision	—	—
Net Income (Loss)	$6,799	$(1,209)
Noncontrolling interest’s net loss share	—	256
Net Income (Loss) Attributable to Common Stockholders	$6,799	$(953)

Net Income (Loss) per common
Basic	$0.12	$(0.02)
Diluted	$0.12	$(0.02)
Adjusted Net Income (Loss) per common(b)
Basic	$0.19	$(0.02)
Diluted	$0.19	$(0.02)
Weighted average common shares
Basic	56,451	44,265
Diluted	57,012	44,265

(a) Includes intercompany eliminations; reference Note 3 — Segment Reporting in our Q1 fiscal 2014 Form 10-Q for additional details.

(b) Reference accompanying “Reconciliation Tables” and “Use of Segment Information and Non-GAAP Measures” at end of press release for additional details.

Exercise of Over-Allotment Option

The underwriters for the Company’s recently completed public offering gave notice of the exercise, in full, of their over-allotment option to purchase an additional 2,250,000 shares of the Company’s common stock at the public offering price of $6.25 per share.  The closing of the over-allotment option will occur on September 11, 2013.  The over-allotment option will result in aggregate net proceeds to the Company of approximately $13.4 million, after deducting underwriting discounts and commissions.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Reconciliation Tables (in thousands)

a)             Consolidated Adjusted net income (loss) per common stockholder (reference disclosure (3) in “Use of Segment Information and Non-GAAP Measures”)

	Q2 fiscal 2014	Q2 fiscal 2013
Net Income (Loss) as reported	$6,799	$(953)
(Gain) loss on derivative activities	4,399	—
Unrealized (income) loss on securities held for investment	(581)	—
Adjusted Net Income (Loss)	$10,617	$(953)
Adjusted Net Income (Loss) per common
Basic	$0.19	$(0.02)
Diluted	$0.19	$(0.02)

Weighted average common shares
Basic	56,451	44,265
Diluted	57,012	44,265

b)             E&P stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q2 fiscal 2014	Q1 fiscal 2014
Net income (loss)	$11,692	$9,304
Depreciation and amortization	10,111	6,618
Interest expense (income)	437	268
Stock-based compensation	247	322
Accretion of asset retirement obligations	9	8
Unrealized (gain) loss on derivative activities	2,806	(1,212)
Unrealized (income) loss on securities held for investment	(581)	(409)
Adjusted-EBITDA	$24,721	$14,899

* E&P Adjusted.-EBITDA does not include TPC (parent company) cash G&A expense of $1.4 million

c)              RPES stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q2 fiscal 2014	Q1 fiscal 2014
Net income (loss)	$9,554	$4,180
DD&A	1,600	1,239
Stock-based compensation	99	211
Interest expense	216	153
Adjusted-EBITDA	$11,469	$5,783

d)             CLBR stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q2 fiscal 2014	Q1 fiscal 2014
Net income (loss)	$697	$596
Depreciation	33	29
Adjusted-EBITDA	$730	$625

*Caliber Adjusted-EBITDA represents Triangle’s 30% ownership share of the partnership, before intracompany elimination

	Q2 fiscal 2014	Q2 fiscal 2013
Net Income (Loss)	$697	$596
Depreciation	33	29
Adjusted-EBITDA	$730	$625

*Caliber Adjusted-EBITDA represents Triangle’s 30% ownership share of the partnership, before intracompany elimination

Use of Segment Information and Non-GAAP Measures

(1)         Adjusted-EBITDA represents income before interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items. Adjusted-EBITDA is not a calculation based upon generally accepted accounting principles in the U.S. (“GAAP”). Triangle has presented Adjusted-EBITDA by segment because it regularly reviews Adjusted-EBITDA by segment as a measure of the segment’s operating performance. Triangle also believes Adjusted-EBITDA assists investors in comparing segment performance on a consistent basis without regard to interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items which can vary significantly depending upon many factors.  Most of Triangle’s consolidated interest expense relates to debt of the consolidated parent.

The total of Adjusted-EBITDA by segment is not indicative of Triangle’s consolidated Adjusted-EBITDA, which reflects other matters such as (i) additional parent administrative costs, (ii) intracompany eliminations, and (iii) the use of the equity method, rather than consolidation, for Triangle’s investment in Caliber.  The Adjusted-EBITDA measures presented in the “Reconciliation Tables” may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

We believe that net income before income taxes is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to Adjusted-EBITDA. Net income before income taxes will be significantly affected by consolidated interest expense and full-cost pool amortization.  Such amortization varies with changes in proved reserves, well costs during the year, and future plans in developing proved undeveloped reserves.

(2)         The Company often provides financial metrics for each of Triangle’s three segments of operation.  Revenues for each segment are disclosed in notes to the financial statements contained in the Company’s Form 10-K and Form 10-Q filings, but the sum of those stand-alone revenues differs from Triangle’s consolidated revenues for the corresponding reporting period.  Triangle’s consolidated revenues would reflect segment revenues reduced for intracompany sales (i.e. for RPES services to Triangle’s E&P segment).

Triangle also believes that stand-alone segment revenue assists investors in measuring RPES’s and CLBR’s performance as stand-alone companies without eliminating, on a consolidated basis, certain revenues attributable to completion services for Triangle’s economic interests in new wells operated by Triangle.

(3)         Adjusted net income (loss) is defined as net income (loss) applicable to common stockholders Adjusted to exclude certain charges or amounts in order to provide users of this financial information with additional meaningful comparisons between current results and the results of prior periods. We present this measure because (i) it is consistent with the manner in which the Company’s performance is measured relative to the performance of its peers, (ii) this measure is more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the company excludes information regarding these types of items. These Adjusted amounts are not a measure of financial performance under GAAP. We believe that net income (loss) is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to Adjusted net income (loss).

About Triangle

Triangle (NYSE MKT: TPLM) is a vertically integrated, growth oriented energy company with a strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. For more information, visit Triangle’s website at www.trianglepetroleum.com.

Conference Call Information

As previously announced, Triangle will host a conference call Tuesday, September 10, 2013 at 8:30 AM MT (10:30 AM ET) to provide an operational update and financial results of Triangle’s second quarter fiscal year 2014, followed immediately by a question and answer session. Interested parties may dial-in using the conference call number (877) 415-3180 (participant passcode # 25294679). International parties may dial-in using (857) 244-7323 (participant passcode # 25294679). The Company recommends dialing into the conference call at least ten minutes before the scheduled start time. A recording of the conference call will be available through September 17, 2013 at (888) 286-8010 (participant passcode # 69946862). For international participants, the encore dial-in number is (617) 801-6888 (participant passcode # 69946862).

Forward-Looking Statements Disclosure

The information presented in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements include, but are not limited to, the risks discussed in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2013 and its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement as a result of new information, future developments, or otherwise.

Contact

Triangle Petroleum Corporation
Justin Bliffen, Chief Financial Officer
303-260-7125
info@trianglepetroleum.com